                                                             EXHIBIT 10.4




September 13, 1996


Mr. Rollie M. Dick
Executive Vice President and Chief Financial Officer
Conseco, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

Mr. James S. Adams
Senior Vice President and Treasurer
Conseco, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

Mr. Daniel J. Murphy
Vice President of Finance
Conseco, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

RE: ACQUISITIONS OF AMERICAN TRAVELLERS CORP., CAPITAL AMERICAN FINANCIAL CORP., BANKERS LIFE HOLDING CORP., AND AMERICAN LIFE HOLDINGS, INC.

Dear Gentlemen:

You have advised us that Conseco, Inc. (the "Borrower" or the "Company") plans to complete Acquisitions of the above mentioned companies for approximately $2 billion. You have advised us that approximately $1.6 billion in senior debt financing will be required in order to effect the Acquisitions, to pay the costs and expenses related to the acquisitions, and to provide for ongoing general corporate purposes after the completion of the acquisitions. The balance of funding to consummate the Acquisitions will be comprised of approximately $1.3 billion of equity, including up to $300 million of preferred stock.

In connection with the foregoing, NationsBank, N.A. ("NationsBank" or the "Agent") is pleased to advise you of the following:


- NationsBank will commit to provide $200 million of the Senior Credit Facilities and arrange the balance on a "Best Efforts" basis.

- NationsBanc Capital Markets, Inc. ("NCMI") is pleased to advise you of its commitment, as Arranger, Administrative Agent, and Syndication Agent for the Senior Facilities. NCMI, under its role as Syndication Agent, will form a syndicate of financial institutions (the "Lenders") reasonably acceptable to you for the Senior Credit Facilities.


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Conseco, Inc.
September 13, 1996
Page 2



- The Fee Letter for this transaction is attached to this Commitment Letter as Annex III.

The commitments of NationsBank and NCMI hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to NationsBank and NCMI in their sole discretion:

     (a) each of the terms and conditions set forth herein;

     (b) each of the terms and conditions set forth in the Term Sheet;

     (c) execution by the Borrower and other appropriate parties of the definitive Purchase Agreement and other related documentation relating to the Acquisitions, in form and substance satisfactory to NationsBank and NCMI;

     (d) execution of a fee letter among the Borrower, NationsBank and NCMI prior to or concurrently with the acceptance by the Borrower of this letter;

     (e) the negotiation, execution, and delivery of definitive documentation with respect to the Senior Credit Facilities consistent with the Term Sheet and otherwise satisfactory to NationsBank and NCMI; and

     (f) there not having occurred and being continuing since the date hereof a material adverse change in the market for syndicated bank credit facilities or a material disruption of, or material adverse change in, financial, banking, or capital market conditions, in each case as determined by NationsBank and NCMI in their sole discretion.

NationsBank will act as Agent for the Senior Credit Facilities and NCMI will act as Arranger and Syndication Agent for the Senior Credit Facilities. No additional agents will be appointed without the prior approval of NationsBank and NCMI.

Furthermore, the commitments of NationsBank and NCMI hereunder are based upon the financial other information regarding the Borrower and its respective subsidiaries previously provided to NationsBank and NCMI and are subject to the condition, among others, that there shall not have occurred after the date of such information, in the opinion of NationsBank and NCMI, any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole. If the continuing review by NationsBank and NCMI of the Borrower discloses information relating to conditions or events not previously disclosed to NationsBank and NCMI or relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank and NCMI which NationsBank and NCMI in their sole discretion believe may have a material adverse effect on the condition (financial or otherwise), assets, properties, business, operations or prospects of the Borrower, NationsBank and NCMI may, in its sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in the proposed financing.

You agree to actively assist NationsBank and NCMI in achieving a syndication of the Senior Credit Facilities that is satisfactory to NationsBank, NCMI and you. In the event that such syndication cannot be achieved in a manner satisfactory to NationsBank and NCMI under the structure outlined in the Term Sheet you agree to cooperate with NationsBank and NCMI in developing an alternative structure that will permit a satisfactory syndication of the Senior Credit Facilities. Syndication of the Senior Credit Facilities will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and the proposed Lenders. To assist

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Conseco, Inc.
September 13, 1996
Page 3



NationsBank and NCMI in the syndication efforts, you hereby agree to (a) provide and cause your advisors to provide NationsBank and NCMI and the other Lenders upon request with all information reasonably deemed necessary by NationsBank and NCMI to complete syndication, including but not limited to information and evaluations prepared by the Borrower and its advisors, or on their behalf, relating to the Acquisitions, (b) assist NationsBank and NCMI upon their reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Senior Credit Facilities and (c) otherwise assist NationsBank and NCMI in their syndication efforts, including by making available officers and advisors of the Borrower and its subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at a meeting or meetings of prospective Lenders. You further agree to refrain from engaging in any additional bank financings for the Company during such syndication process unless otherwise agreed to by NationsBank and NCMI.

It is understood and agreed that NationsBank and NCMI, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Senior Credit Facilities will receive compensation from you outside the terms contained herein and in the Term Sheet in order to obtain its commitment, without prior notification to the Agent. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of NationsBank and NCMI and that any syndication prior to execution of definitive documentation will reduce the commitment of NationsBank.

You hereby represent, warrant and covenant that (i) all information, other than Projections (as defined below), which has been or is hereafter made available to NationsBank and NCMI or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections concerning the Borrower that have been or are hereafter made available to NationsBank and NCMI or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Senior Credit Facilities so that the representation and warranty in the preceding sentence is correct on the such date. In arranging and syndicating the Senior Credit Facilities, NationsBank and NCMI will be using and relying on the Information and the Projections without independent verification thereof.

By executing this letter agreement, you agree to reimburse NationsBank and NCMI from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of counsel to NationsBank and the other Lenders) incurred in connection with the Senior Credit Facilities and the preparation of the definitive documentation for the Senior Credit Facilities and the other transactions contemplated hereby.

In the event that NationsBank or NCMI becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this letter, the Company will reimburse NationsBank and NCMI for their legal and other expenses (including the cost of any investigation and preparation) as they are incurred by NationsBank or NCMI. The Company also agrees to indemnify and hold harmless NationsBank, NCMI and their affiliates and their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this letter unless and

Conseco, Inc.
September 13, 1996
Page 4



only to the extent that it shall be finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of Indemnified Parties.

The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitment of NationsBank and NCMI hereunder.

As described herein and in the Term Sheet, NCMI will act as Arranger and Syndication Agent for the Senior Credit Facilities. NationsBank reserves the right to allocate, in whole or in part, to NCMI certain fees payable to NationsBank in such manner as NationsBank and NCMI agree in their sole discretion. You acknowledge and agree that NationsBank may share with any of its affiliates (including specifically NCMI) any information relating to the Senior Credit Facilities, the Borrower, and its subsidiaries and affiliates.

This letter agreement may not be assigned by the Company without the prior written consent of NationsBank and NCMI.

If you are in agreement with the foregoing, please execute and return the enclosed copy of this letter agreement no later than the close of business on September 16, 1996. This letter agreement will become effective upon your delivery to us of executed counterparts of this letter agreement and, without limiting the more specific terms hereof and of the Term Sheet, you agree upon acceptance of this commitment to pay the fees in the amounts and on the dates set forth in the attached Fee Letter. This commitment shall terminate if not so accepted by you prior to that time. Following acceptance by you, this commitment will terminate on December 31, 1996, unless the Senior Credit Facilities are closed by such time.

Except as required by applicable law, this letter and the contents hereof shall not be disclosed by you to any third party without the prior consent of NationsBank and NCMI, other than to your attorneys, financial advisors and accountants, in each case to the extent necessary in your reasonable judgment, except that following your acceptance hereof you may make public disclosure hereof as required by law.

This letter may be executed in counterparts which, taken together, shall constitute an original. This letter, together with the Term Sheet, embodies the entire agreement and understanding among NationsBank, NCMI, and the Borrower with respect to the specific matters set forth herein and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by NationsBank or NCMI to make any oral or written statements inconsistent with this letter. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.


                                              Very truly yours,

                                              NATIONSBANC CAPITAL MARKETS, INC.

                                              By: ____________________________
                                                  Gary L. Kahn
                                                  Director

Conseco, Inc.
September 13, 1996
Page 5




                                              NATIONSBANK, N.A. (SOUTH)

                                              By: /s/ Teresa A. Radzinski
                                                  -----------------------
                                                  Teresa A. Radzinski
                                                  Senior Vice President


AGREED TO AND ACCEPTED THIS
16th DAY OF September, 1996.

CONSECO, INC.

By: /s/ Rollin M. Dick
Title: Executive Vice President

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CONSECO, INC.                                                      CONFIDENTIAL
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                                 CONSECO, INC.
                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS
                        $1.8BN SENIOR CREDIT FACILITIES
                              SEPTEMBER 17, 1996



BORROWER:                       Conseco, Inc. ("Borrower")

ARRANGER:                       NationsBanc Capital Markets, Inc. ("NCMI" or
                                "Arranger").

ADMINISTRATIVE AGENT:           NationsBank, N.A. (South) ("NationsBank" or
                                "Agent").

MANAGING AGENTS:                To be determined.

LENDERS: NationsBank and a syndicate of financial institutions arranged by NCMI acceptable to Agent and reasonably acceptable to Borrower ("Lenders").

FACILITIES AMOUNT:              An aggregate principal amount of $1,800,000,000
                                split between two tranches (the "Facilities").

FACILITIES:                     TRANCHE A:
                                $1,400,000,000 Five Year Revolving Credit
                                Facility ("Tranche A").

                                TRANCHE B:
                                $400,000,000 364-day Revolving Credit Facility ("Tranche B").

SWING LINE FACILITY:            The Borrower shall have the ability to borrow,
                                on a direct basis from the Agent, up to $50,000,000 under the Swing Line for a period of up to 7 days. Swing Line borrowings are available on a same day basis with notice from the Borrower by 12:00 p.m. Eastern time the day of the borrowing. All borrowings under the Swing Line shall bear interest at a same-day NationsBank cost of funds rate plus the applicable interest rate margin determined by reference to the Performance Pricing Grid, attached as Exhibit A. Under certain circumstances, each Lender may be required to purchase a pro rata participation in the Agent's Swing Line.

USE OF PROCEEDS:                The proceeds of the Facilities shall be used
                                for the acquisition of  Capitol American
                                Financial Corp. and American Travellers Corp.
                                and the purchasing of the remaining shares of American Life Holdings, Inc. and Bankers
                                Life Holding Corp. ("BLHC") (collectively, the
                                "Acquisitions"), general corporate purposes, commercial paper backup, stock repurchases, repayment of existing indebtedness, including preferred shares and as a bridge to the equity offering.

NATIONSBANK COMMITMENT:         Please see attached Fee Letter.

MATURITY DATE:                  TRANCHE A:
                                Five years from Closing.

                                TRANCHE B:
                                364-days from Closing.


NATIONSBANC CAPITAL MARKETS, INC.          1
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CONSECO, INC.                                                       CONFIDENTIAL
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SECURITY:              Unsecured. The Lenders shall receive a negative pledge
                       on all assets, both present and future, excluding a TBD basket in assets which may be pledged to secure other indebtedness.

MANDATORY              Mandatory prepayments will be required (a) upon sale or
PREPAYMENTS:           disposition of substantial assets of any Significant
                       Subsidiary (to be determined as defined below) of the Borrower, or any assets of any subsidiary of an such Significant Subsidiary, in each case other than in the ordinary course of business (subject to certain negotiated exceptions) and (b) upon other events as agreed by the Borrower and the Agent.Significant
                       Subsidiary shall have the meaning provided in the existing Conseco, Inc. Amended and Restated Credit
                       Agreement dated as of April 12, 1996.

MANDATORY              A mandatory commitment reduction shall be made in an
COMMITMENT REDUCTION:  amount equal to 100% of the net cash proceeds (not to exceed $400 million) from the anticipated issuance of equity by the Borrower post closing. This commitment reduction will apply only to Tranche B.

TERMINATION OR         The unused commitments under the Facilities may be
REDUCTION              canceled at any time by the Borrower on five business
OF COMMITMENT:         days' notice, without penalty, in the minimum amount for
                       each such reduction of $5,000,000 and integral multiples of $1,000,000. Borrower shall reimburse Lenders for funding losses.

PERFORMANCE PRICING:   At the Borrower's option (in the absence of any Event
                       of Default), interest on loans under the Facilities shall accrue at a rate equal to LIBOR or Reference Rate plus the Applicable Interest Rate Margin determined by reference to a Performance Pricing Grid. Please refer to Exhibit A attached.

                       LIBOR is defined as the average London Interbank
                       Offered Rate for 1, 2, 3, or 6 month dollar deposits as quoted by NationsBank, N.A. (South), rounded upwards to the nearest 0.01%, and adjusted for maximum cost of reserves. Interest is to accrue based on a 360 day year and actual days elapsed and to be paid in arrears at the earlier of the end of each interest period or quarterly.

                       Reference Rate is defined as the higher of (i) the Prime Rate of interest publicly announced from time to time by NationsBank, N.A. (South), or (ii) the Effective Federal Funds Rate plus 0.50%. Interest is to accrue based on a 365 day year and actual days elapsed and is to be paid in arrears at the earlier of the end of each Interest Period or quarterly.

                       Effective immediately following and during the continuation of the occurrence of an Event of Default with respect to the nonpayment of principal or interest or fees, or effective upon notice by the Majority Lenders with respect to the occurrence of any other Event of Default, interest shall accrue at the Reference Rate plus the maximum Applicable Interest Rate Margin plus 2.00%.


COMMITMENT FEE:        The Commitment Fee will be paid on the average unused
                       Commitment Amount, quarterly in arrears, calculated on the basis of a 360 day year and the actual days elapsed.
                       The Commitment Fee will be based on the Performance
                       Pricing Grid.  Please refer to Exhibit A attached.


NATIONSBANC CAPITAL MARKETS, INC.    2

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CONSECO, INC.                                                       CONFIDENTIAL
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ARRANGEMENT FEE:     Please see attached Fee Letter.

UPFRONT FEES:        Please see attached Fee Letter.













NATIONSBANC CAPITAL MARKETS, INC.    3


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CONSECO, INC.                                                      CONFIDENTIAL
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COMPETITIVE BID OPTION:       The Borrower may also request the Agent to solicit
                              competitive bids from the Lenders through an auction for short term borrowings priced either
                              (i) at a margin above or below LIBOR or (ii) at an absolute interest rate ("Absolute Rate"). LIBOR bids may be requested for 1, 2, or 3 month periods and Absolute Rate bids may be requested for periods not less than 14 days up to and including 90 days. Interest on LIBOR and Absolute Rate bids the will be paid at the end of each interest period or quarterly, whichever is earlier.

                              Lenders may bid, at their own discretion, for amounts up to the total Facility Amount, regardless of their pro rata commitments. Competitive bid rate loans will be awarded in order of effective yield, starting from the lowest cost and rising to the highest acceptable cost to the Borrower. The Borrower shall be under no obligation to accept any of the bids received.

                              The competitive bid option shall be available for borrowings of a minimum of $10,000,000 up to a maximum of the Facility Amount. Competitive bids require five business days notice for LIBOR bids and two business days for Absolute Rate bids.



REPRESENTATIONS AND           Those customary or appropriate for a financing of
WARRANTIES:                   this type, including, without limitation, those
                              relating to the existence, qualification and good standing of Borrower and its subsidiaries, the accuracy and fair presentation of financial statements, the absence of undisclosed liabilities, the non-contravention of organizational documents, laws and material agreements, the absence of litigation, the power and authority of Borrower to execute, deliver and perform, and the authorization by Borrower of the execution, delivery and performance of, the definitive loan documentation, the payment of taxes and other obligations, the absence of material adverse change and ERISA and environmental matters, in form and substance satisfactory to the Agent and Lenders.


COVENANTS:                    Those customary or appropriate for a financing of
                              this type, including, without limitation, the delivery of financial statements and other information, the payment and performance of taxes and other material obligations, the maintenance of existence, qualification, good standing, properties and insurance, compliance with environmental and other laws and regulations and material agreements, limitations on debt, liens, loans, and investments, transactions with affiliates, mergers, sales of assets, changes in business, and financial covenants, to include, but not limited to the following:


                              1. Leverage Ratio
                              Maximum Debt/ Total Capitalization of 45%.


                              2. Statutory Cash Coverage Ratio
                              As substantially defined in the existing Conseco, Inc. Amended and Restated Credit Agreement dated April 12, 1996 of TBD.


NATIONSBANC CAPITAL MARKETS, INC.          4
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CONSECO, INC.                                                     CONFIDENTIAL
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                              3. Minimum Shareholders' Equity
                              Not permit the Total Shareholders' Equity
                              (excluding the effects of FASB 115) of the Company to be less than: $1,750 million through 12/31/96; $2,400 million through 12/31/98; $3,500 million thereafter.


                              4. Acquisitions
                              No limitations on acquisitions providing that the Company remains in compliance with the covenants of the Credit prior to and immediately following the acquisition on a proforma basis.



FINANCIAL REPORTING:          Those customary or appropriate for a financing of
                              this type, with respect to the Borrower and its Subsidiaries.


CONDITIONS PRECEDENT          The initial funding of the Facilities will be
TO CLOSING:                   subject to satisfaction of the conditions
                              precedent deemed appropriate by the Agent and the Lenders for financings generally and for this transaction in particular, including but not limited to the following:

                                   (i)     The completion of all due diligence
                              with respect to the Borrower and American
                              Travellers Corp., Capital American Financial
                              Corp., Bankers Life Holding Corp., and American Life Holdings, Inc. (collectively, the "Acquired Companies") and their respective subsidiaries in scope and determination satisfactory to the Managing Agents, NationsBank and NCMI in their sole discretion.

                                   (ii)    The negotiation, execution and
                              delivery of definitive documentation with respect to the Facilities satisfactory to NCMI, the Agent and the Lenders.

                                   (iii)   The Managing Agents' and Agent's
                              satisfactory review of purchase agreement
                              (including all schedules thereto, exhibits thereto and related documentation) for the Acquisitions which shall provide for an aggregate cash purchase price not in excess of $1,800 million, including retirement of preferred stock, repayment of indebtedness and payment of transaction expenses. The Purchase Agreements shall not be materially altered, amended or otherwise changed or supplemented or any condition therein waived, without the prior written consent of the Managing Agents and the Agent.

                                   (iv)    The corporate capital and ownership
                              structure (including articles of incorporation and by-laws), shareholders agreements and management of the Borrower and its subsidiaries (after giving effect to the Acquisitions) shall be satisfactory to the Managing Agents and the Agent.

                                   (v)     The Managing Agents and the Agent
                              shall have received and, in each case, approved the consolidated financial statements of the Acquired Companies and their subsidiaries for the fiscal years 1994 and 1995, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, a pro forma balance sheet of the Borrower and its subsidiaries as of the


NATIONSBANC CAPITAL MARKETS, INC.         5

CONSECO, INC.                                                       CONFIDENTIAL
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                       most recent quarter-end reporting period, for which
                       statements have been prepared and filed with the SEC, giving effect to the Acquisitions and the transactions contemplated hereby and reflecting estimated purchase price accounting adjustments, and such other information relating to the Acquisitions as the Managing Agents and the Agent may require.

                            (vi) There shall not have occurred a material adverse change since June 30, 1996 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries or the Acquired Companies and their subsidiaries or in the facts and information regarding such entities as represented to date.

                            (vii) The Managing Agents and the Agent shall have received satisfactory opinions of counsel to the Borrower (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Facilities) and corporate resolutions, certificates and other documents as the Managing Agent and the Agent shall reasonably require.

                            (viii)  The absence of any action, suit,
                       investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect any transaction contemplated hereby, or that could have a material adverse effect on the Borrower, the Acquired Companies or their respective subsidiaries or on the ability of the Borrower and its subsidiaries to perform their obligations under the documents to be executed in connection with the Credit Facilities.

                            (ix) The Borrower and its subsidiaries (including the Acquired Companies) shall be in compliance with all existing financial obligations (after giving effect to the Acquisitions).

                            (x)     Receipt and review, with results
                       satisfactory to the Managing Agents and the Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Acquired Companies, the Borrower, and their respective subsidiaries.

CONDITIONS PRECEDENT   In addition to the satisfaction of the Conditions
TO FUNDING OF          Precedent to Closing set forth above, prior to the
ACQUISITIONS AND       funding of any particular acquisition of an
ACQUISITION OF BLHC    Acquired Company the stock of Bankers Life Holding
STOCK:                 Corp. ("BLHC"), the Managing Agents and the Agent shall
                       have received satisfactory evidence of the receipt of all governmental, shareholder and third party consents
                       (including Hart-Scott Rodino clearance) and approvals necessary in connection with such purchase of the Acquired Company, or the stock of BLHC, as the case may be, and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse


NATIONSBANC CAPITAL MARKETS, INC.    6

CONSECO, INC.                                                       CONFIDENTIAL
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                       conditions on the Borrower or the Acquired Company, or
                       BLHC, as the case may be, or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Managing Agents and the Agent could have such effect. The funding of the acquisition of any Acquired Company or the stock of BLHC shall not be contingent in any way on the proposed acquisition of the other Acquired Companies or the BLHC stock, as the case may be.









NATIONSBANC CAPITAL MARKETS, INC.    7

 CONSECO, INC.                                                     CONFIDENTIAL
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 EVENTS OF DEFAULT:                    Those customary or appropriate for a
                                       financing of this type, including,
                                       without limitation, the following, in
                                       form and substance satisfactory to the
                                       Agent:  failure to make payments when
                                       due; failure to meet any covenant or
                                       agreement, breach of representations and warranties; bankruptcy/insolvency;
                                       change of control; judgments and
                                       attachments; ERISA matters; and
                                       cross-default to other material
                                       indebtedness and agreements.  Default
                                       provisions to also include customary
                                       notice, cure and grace provisions, as
                                       appropriate.

 ASSIGNMENTS AND PARTICIPATIONS:       Each Lender may assign all or any part
                                       of its advances or commitments with the
                                       prior written consent of the Borrower
                                       and Agent, which consent by the Borrower shall not be unreasonably withheld;
                                       provided however, that the minimum
                                       amount of any such assignment shall be
                                       the lesser of (i) $10,000,000 or (ii)
                                       the assigning Lender's entire commitment at such time; each assigning Lender will pay to the Agent a recordation fee of $3,000. Upon any such assignment, the assignee shall become a Lender for all purposes under the Credit Agreement.

                                       Each Lender may sell participations for
                                       all or any part of its advances or
                                       commitments; provided however, that such
                                       Lender shall not sell any participation
                                       under which the participant would have
                                       rights to approve any amendment or
                                       waiver relating to the Credit Agreement
                                       except to the extent any such amendment
                                       or waiver would (a) extend the final
                                       maturity date or the date for the
                                       payment of any installment of fees,
                                       principal or interest due in respect of
                                       the Facilities, (b) reduce the amount of any installment of principal due in respect of the Facilities, or (c) reduce the interest rates or fees applicable to the Facilities.

 INDEMNIFICATION:                      The Borrower shall indemnify the Lenders
                                       from and against all losses,
                                       liabilities, claims, damages or expenses relating to their loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorney's fees and settlements costs.
                                       This indemnification shall survive and
                                       continue for the benefit of the Lenders
                                       at all times after the Borrower's
                                       acceptance of the Lenders' commitment
                                       for the Credit Facilities,
                                       notwithstanding any failure of the
                                       Credit Facilities to close.

 GOVERNING LAW:                        State of Illinois.

 OTHER:                                Waiver of trial by jury.

 CLOSING DATE:                         Closing will occur on or before December
                                       31, 1996.

THIS TERM SHEET IS INTENDED AS AN OUTLINE ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL THE CONDITIONS, COVENANTS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WHICH WOULD BE CONTAINED IN DEFINITIVE LEGAL DOCUMENTATION FOR THE FACILITY CONTEMPLATED HEREBY.


NATIONSBANC CAPITAL MARKETS, INC.        8

CONSECO, INC.                                                     CONFIDENTIAL
------------------------------------------------------------------------------

                                   EXHIBIT A
                            Performance Pricing Grid

The Applicable Margin for any fiscal quarter, shall be the applicable rate per annum set forth in the tables below:

Five Year

  SENIOR
  UNSECURED DEBT    S&P:       A  S&P:      A-    S&P:          S&P:     BBB     S&P:           S&P:
  RATING            DUFF:      A   DUFF:    A-    BBB+           DUFF:  BBB      BBB-           BB+
                      OR ABOVE                     DUFF:                         DUFF:          DUFF:
                                                  BBB+                           BBB-           BB+
                                                                                              OR BELOW
  ----------------------------------------------------------------------------------------------------
  Commitment Fee        8.00          10.00          12.50          12.50          17.50         25.00

  LIBOR+               22.50          27.50          35.00          37.50          47.50         75.00

  Drawn Cost           22.50          27.50          35.00          37.50          47.50         75.00


364-DAY

  SENIOR UNSECURED
  DEBT RATING        S&P:       A    S&P:       A-    S&P:         S&P:     BBB    S&P:           S&P:
                     DUFF:      A     DUFF:    A-    BBB+           DUFF:   BBB    BBB-           BB+
                      OR ABOVE                        DUFF:                        DUFF:          DUFF:
                                                     BBB+                          BBB-           BB+
                                                                                                OR BELOW
  ------------------------------------------------------------------------------------------------------
  Commitment Fee        6.00           8.00          10.00          12.50          15.00         22.50
  LIBOR+               22.50          27.50          35.00          37.50          47.50         75.00
  Drawn Cost           22.50          27.50          35.00          37.50          47.50         75.00

Each grid is based on the higher Senior Unsecured Debt rating given by S&P or Duff & Phelps, provided that the ratings are not split by more than one rating level. In the event of a split of more than one rating level exists, pricing will be based on the level one rating level below the highest level. If the Borrower does not achieve a 35% Debt to Capitalization Ratio by 12/31/97, then the LIBOR Margin in the grid shall increase by 0.125%.





NATIONSBANC CAPITAL MARKETS, INC.